Calculation of Filing Fee Tables
S-8
MADRIGAL PHARMACEUTICALS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, issuable under Madrigal Pharmaceuticals, Inc. 2026 Stock Plan	Other	971,145	$ 469.84	$ 456,282,766.80	0.0001381	$ 63,012.65
2	Equity	Common Stock, $0.0001 par value per share, Madrigal Pharmaceuticals, Inc. 2026 Employee Stock Purchase Plan	Other	460,840	$ 469.84	$ 216,521,065.60	0.0001381	$ 29,901.56
Total Offering Amounts:						$ 672,803,832.40		$ 92,914.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 92,914.21
Offering Note
[1]	Note 1.a.: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share ("Common Stock") of Madrigal Pharmaceuticals, Inc. (the "Company") that become issuable under the Madrigal Pharmaceuticals, Inc. 2026 Stock Plan (the "2026 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described above. Note 1.b: Represents 971,145 shares of the Company's Common Stock reserved for issuance under the 2026 Plan. Note 1.c: The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and (h) under the Securities Act, as to the Common Stock authorized for issuance pursuant to the 2026 Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotations on June 11, 2026.

[2]	Note 2.a.: Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Madrigal Pharmaceuticals, Inc. 2026 Employee Stock Purchase Plan (the "2026 ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described above. Note 2.b: Represents 460,840 shares of the Company's Common Stock reserved for issuance under the 2026 ESPP. Note 2.c: The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and (h) under the Securities Act, as to the Common Stock authorized for issuance pursuant to the 2026 ESPP, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotations on June 11, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources